Articles of Amendment
to
Articles of Incorporation
of

FILED
07 SEP 28 PM 12: 05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Online Sales Strategies, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

PO3000124460

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Growth Technologies International, Inc.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (If not applicable, indicate N/A)

N/A

(continued)

The date of each amendment(s) adoption: September 27th, 2007

Effective date if applicable: September 27th, 2007
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☑ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by Majority Shareholder Action & Board of Directors ."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Matthew Brown
(Typed or printed name of person signing)

Chairman & President
(Title of person signing)

FILING FEE: $35

Online Sales Strategies, Inc.
A FLORIDA CORPORATION

MAJORITY SHAREHOLDER ACTION

THE MEETING WAS HELD on September 26, 2007, at 8:00 a.m., of the shareholder or shareholder representatives constituting an absolute majority of all shares issued and outstanding, and which would be entitled to vote at meeting of shareholders if called on notice to all shareholders. Present in person or by telecommunications were shareholder representatives. Luke C. Zouvas, Special Securities Counsel acting as Secretary of the meeting and as Inspector of Elections, determined that total shares issued and outstanding and entitled to vote and that the ownership of shares represented at the Meeting, were as detailed in Part II, Tables B and C respectively.

I. The following abbreviations are used herein:

II. The Following Action was Resolved and Taken by Majority Shareholder Action: Accordingly, the following Proposal 1 was declared duly adopted by Majority Shareholder Action, pursuant to the Florida Statutes, Section 607.0704.

The following Tables attached are incorporated herein by this reference as though fully set forth herein.

EXHIBIT TABLE A Quorum Calculations and Tally of Votes

EXHIBIT TABLE B Shares Present and Voting

I hereby declare and certify, that I served as Inspector of Elections for the foregoing Majority Shareholder Action, that I tallied the votes cast, in person and by proxy, and with reference to the Shareholders List as of the Date of such action, and that the foregoing Tally is true and correct.

Dated: September 26, 2007

Luke C. Zouvas
ATTORNEY AT LAW

Exhibit TABLE A
QUORUM CALCULATIONS AND TALLY OF VOTES

QUORUM CALCULATIONS	SHARES	%
Total # Shares Entitled to Vote per shareholder list	997,978,624	100.00
50% of All Shares Entitled to Vote	498,989,312	50.00
Quorum required to conduct business = 50% + 1 share	498,989,313	
Total Shares Present	706,457,997	70.7
Voting in favor of the proposal following proposals:	SHARES	%
Proposal 1: To amend the Articles of Incorporation to change the corporate name to ***Growth Technologies, Inc.***	706,457,997	70.7
Proposal 2: To approve a 1 for 250 reverse split of the common stock of the company, whereby each shareholder shall receive 1 share of common stock of the Company for every 250 shares of common stock they currently own.	706,457,997	70.7

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK